                                                                ARTHUR ANDERSEN


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 20, 2002, covering the audited financial statements of Variable Account C, (and to all references to our Firm) included in or made a part of this Registration Statement File No. 33-48266 for Fortis Benefits Insurance Company Variable Account C on Form S-6.

                                                        /s/ Arthur Andersen LLP
Hartford, Connecticut
April 17, 2002